As filed with the Securities and Exchange Commission on January 31, 2011

Registration No. 333-167603

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

QUEST DIAGNOSTICS INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	16-1387862 (I.R.S. Employer Identification No.)

Quest Diagnostics Incorporated
Three Giralda Farms
Madison, NJ 07940
(973) 520-2700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William J. O’Shaughnessy, Jr.
Quest Diagnostics Incorporated
Three Giralda Farms
Madison, NJ 07940
(973) 520-2700
(Name, address, and telephone number of agent for service)

Copies to:
Stephen T. Giove, Esq.
Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022
(212) 848-4000

See Table of Additional Registrants

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☒

(Cover continued on next page)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

(Check one):

☒ Large accelerated filer	☐ Accelerated filer
☐ Non-accelerated filer (Do not check if a smaller reporting company)	☐ Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

Senior Debt Securities of Quest Diagnostics

Guarantees of Senior Debt Securities of Quest Diagnostics(3)

Common Stock, par value $0.01 per share

(1)	An unspecified aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at unspecified price.

(2)	In accordance with Rule 456(b) and Rule 457(r), the Registrant is deferring payment of all of the registration fee.

(3)

Registrants listed on the Table of Additional Registrants may fully and unconditionally guarantee on an unsecured basis our senior debt securities. Pursuant to Rule 457(n), no separate fee will be required to be paid in respect of guarantees of our senior debt securities that are being registered concurrently.

TABLE OF ADDITIONAL REGISTRANTS

Name	State or other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
American Medical Laboratories Incorporated	Delaware	54-1983356
AmeriPath Consolidated Labs, Inc.	Florida	26-0003506
AmeriPath Florida, LLC	Delaware	65-0641688
AmeriPath Group Holdings, Inc.	Delaware	20-3746016
AmeriPath Holdings, Inc.	Delaware	61-1436296
AmeriPath Hospital Services Florida, LLC	Delaware	16-1702356
AmeriPath Indiana, LLC	Indiana	35-1937874
AmeriPath Intermediate Holdings, Inc.	Delaware	20-8388835
AmeriPath Kentucky, Inc.	Kentucky	62-1373947
AmeriPath Marketing USA, Inc.	Florida	65-1064707
AmeriPath Michigan, Inc.	Michigan	38-1880648
AmeriPath Mississippi, Inc.	Mississippi	64-0504003
AmeriPath New York, LLC	Delaware	65-0819138
AmeriPath North Carolina, Inc.	North Carolina	56-1272454
AmeriPath Ohio, Inc.	Delaware	31-1483746
AmeriPath Pennsylvania, LLC	Pennsylvania	25-1680680
AmeriPath Philadelphia, Inc.	New Jersey	22-2163419
AmeriPath SC, Inc.	South Carolina	11-3680559
AmeriPath Texas, LP	Delaware	75-2530066
AmeriPath Wisconsin, LLC	Wisconsin	39-1091107
AmeriPath Youngstown Labs, Inc.	Ohio	34-1767704
AmeriPath, Inc.	Delaware	65-0642485
AmeriPath, LLC	Delaware	65-1046888
Anatomic Pathology Services, Inc.	Oklahoma	73-1563221
API No. 2, LLC	Delaware	65-1046886
APL Properties Limited Liability Company	Nevada	86-0864218
Arizona Pathology Group, Inc.	Arizona	86-0864486
Central Plains Holdings, Inc.	Kansas	48-1219588
Dermatopathology Services, Inc.	Alabama	63-0984892
Diagnostic Pathology Management Services, LLC	Oklahoma	73-1402878
Diagnostic Reference Services Inc.	Maryland	22-3479439
DPD Holdings, Inc.	Delaware	93-0988106
Enterix Inc.	Delaware	01-0529545
ExamOne World Wide of NJ, Inc.	New Jersey	22-2127674
ExamOne World Wide, Inc.	Pennsylvania	23-2057350
Focus Diagnostics, Inc.	Delaware	52-1604494
Focus Technologies Holding Company	Delaware	52-1445953
HemoCue, Inc.	California	33-0882550
Kailash B. Sharma, M.D., Inc.	Georgia	58-1416059
LabOne of Ohio, Inc.	Delaware	20-0310967
LabOne, Inc.	Missouri	43-1039532
MedPlus, Inc.	Ohio	48-1094982
MetWest Inc.	Delaware	33-0363116
Nichols Institute Diagnostics	California	95-2955451
Ocmulgee Medical Pathology Association, Inc.	Georgia	58-1267100
O’Quinn Medical Pathology Association, LLC	Georgia	58-1303376
Osborn Group Inc.	Delaware	48-1045507
Pathology Building Partnership	Maryland	51-1188454
PCA of Denver, Inc.	Tennessee	62-1721242
PCA of Nashville, Inc.	Tennessee	62-1729315
Peter G. Klacsmann, M.D., Inc.	Georgia	58-1441090
Quest Diagnostics Clinical Laboratories, Inc.	Delaware	38-2084239
Quest Diagnostics Finance Incorporated	Delaware	51-0390179
Quest Diagnostics Holdings Incorporated	Delaware	23-2324658

Name	State or other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Quest Diagnostics Incorporated	Maryland	52-0890739
Quest Diagnostics Incorporated	Michigan	38-1882750
Quest Diagnostics Incorporated	Nevada	88-0099333
Quest Diagnostics Investments Incorporated	Delaware	51-0314231
Quest Diagnostics LLC	Connecticut	06-1460613
Quest Diagnostics LLC	Illinois	36-4257926
Quest Diagnostics LLC	Massachusetts	04-3248020
Quest Diagnostics Nichols Institute	California	95-2701802
Quest Diagnostics Nichols Institute, Inc.	Virginia	54-0854787
Quest Diagnostics of Pennsylvania Inc.	Delaware	22-3137283
Regional Pathology Consultants, LLC	Utah	87-0559208
Rocky Mountain Pathology, LLC	Utah	87-0526913
Sharon G. Daspit, M.D., Inc.	Georgia	58-1626140
Shoals Pathology Associates, Inc.	Alabama	63-0700856
Specialty Laboratories, Inc.	California	95-2961036
Strigen, Inc.	Utah	87-0651722
TID Acquisition Corp.	Delaware	22-3620117
Unilab Corporation	Delaware	71-0897031

EXPLANATORY NOTE

This registration statement consists of two separate prospectuses. The first prospectus relates to the offer and sale from time to time by Quest Diagnostics Incorporated of debt securities, and the second prospectus relates to the offer and sale from time to time by SB Holdings Capital Inc. of shares of common stock of Quest Diagnostics Incorporated.

PROSPECTUS

QUEST DIAGNOSTICS INCORPORATED

Debt Securities
Guarantees of Debt Securities

We may offer and sell, from time to time, in one or more offerings, the debt securities we describe in this prospectus, for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date.

Our debt securities may be fully and unconditionally guaranteed on an unsecured basis by our subsidiaries.

We will provide the specific terms of these debt securities in supplements or term sheets to this prospectus. We urge you to read carefully this prospectus, the accompanying prospectus supplements and term sheets, which will describe the specific terms of the securities offered, before you make your investment decision.

Investing in our debt securities involves risks that are described in the “Risk Factors” section of our periodic reports filed with the Securities and Exchange Commission or in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 31, 2011

i

ABOUT THIS PROSPECTUS

The information contained in this prospectus is not complete and may be changed. We have not authorized anyone to provide you with any information or to make any representation not contained in or incorporated by reference into this prospectus or any prospectus supplement or included in any free writing prospectus that we may file with the Securities and Exchange Commission (the “SEC”), in connection with any offering of the debt securities described in this prospectus. We do not take any responsibility for, and can provide no assurances as to, the reliability of any information that others may provide you. We are not making an offer of any securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the document in which such information is contained or such other date referred to in such document, regardless of the time of any sale or issuance of a security.

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. This prospectus provides you with a general description of the securities we may offer. Each time we sell or issue securities, we will provide a prospectus supplement and, if applicable, a pricing supplement, that will contain specific information about the terms of that specific offering of securities and the specific manner in which they may be offered. The prospectus supplement and any applicable pricing supplement may also add to, update or change any of the information contained in this prospectus. The prospectus supplement and any applicable pricing supplement may also contain information about any material U.S. federal income tax considerations relating to the securities described in the prospectus supplement. You should read both this prospectus, the applicable prospectus supplement and any applicable pricing supplement, together with the additional information described under “Where You Can Find More Information.” You should read the entire prospectus and the applicable prospectus supplement, including the information incorporated by reference, before making an investment decision. As used in this prospectus, the terms “Quest Diagnostics,” “we,” “us” and “our” refer to Quest Diagnostics Incorporated and its consolidated subsidiaries, unless the context clearly indicates otherwise.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual document for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC web site (www.sec.gov) or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

ii

QUEST DIAGNOSTICS INCORPORATED

The Company

We are the world’s leading provider of diagnostic testing, information and services, providing insights that enable patients, physicians and others to make better healthcare decisions. We offer U.S. patients and physicians the broadest access to diagnostic testing services through our nationwide network of laboratories and company-owned patient service centers. We provide interpretive consultation through the largest medical and scientific staff in the industry, with approximately 900 M.D.s and Ph.D.s, primarily located in the United States. We are the leading provider of clinical testing, including gene- based and other esoteric testing, anatomic pathology services and testing for drugs-of-abuse, and the leading provider of risk assessment services for the life insurance industry. We are also a leading provider of testing for clinical trials. Our diagnostics products business manufactures and markets FDA cleared or approved diagnostic test kits and specialized point-of-care testing. We empower healthcare organizations and clinicians with robust information technology solutions.

We are a Delaware corporation. We are the successor to MetPath Inc., a New York corporation that was organized in 1967.

Our principal executive offices are located at Three Giralda Farms, Madison, New Jersey 07940, telephone number: (973) 520-2700.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC at its public reference rooms at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800- SEC-0330 for further information on the public reference rooms. Our filings are also available to the public on the Internet, through a database maintained by the SEC at http://www.sec.gov. In addition, you can inspect and copy our reports, proxy statements and other information at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

Our subsidiary guarantors do not file separate financial statements with the SEC and do not independently publish their financial statements. Instead, our subsidiary guarantors’ financial condition, results of operations and cash flows are consolidated into our financial statements. Summarized financial information illustrating our subsidiary guarantors’ financial condition, results of operations and cash flows, on a combined basis, is disclosed in the notes to our consolidated financial statements which are incorporated by reference into this prospectus, as noted below.

The SEC allows us to incorporate by reference into this document the information we filed with it. This means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC. All information incorporated by reference is part of this document, unless and until that information is updated and superseded by the information contained in this document or any information incorporated later.

We incorporate by reference the documents listed below:

1.

Our current reports on Form 8-K, filed January 25, 2010 (only as to the items that are filed and not furnished), January 29, 2010, May 7, 2010, October 8, 2010, October 20, 2010 (only as to the items that are filed and not furnished), January 25, 2011 (only as to the items that are filed and not furnished) and January 31, 2011;

2.	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010; and

3.	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

Our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, are available free of charge on our website as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our internet website is located at http://www.questdiagnostics.com. The contents of the

1

website are not incorporated by reference into this prospectus. You also may request a copy of these filings, at no cost, by writing or telephoning our Investor Relations Department at the following address:

Quest Diagnostics Incorporated
Three Giralda Farms
Madison, New Jersey 07940
Attention: Investor Relations
(973) 520-2700

We also incorporate by reference all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934 prior to the termination of the offering made hereby.

2

CAUTIONARY STATEMENT FOR PURPOSES OF THE “SAFE HARBOR”
PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Some statements and disclosures in this prospectus, or any accompanying prospectus supplement and the documents incorporated herein or therein by reference, are forward-looking statements. Forward-looking statements include all statements that do not relate solely to historical or current facts and can be identified by the use of words such as “may,” “believe,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan” or “continue.” These forward-looking statements are based on our current plans and expectations and are subject to a number of risks and uncertainties that could cause our plans and expectations, including actual results, to differ materially from the forward-looking statements. The Private Securities Litigation Reform Act of 1995, or the Litigation Reform Act, provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about their companies without fear of litigation.

We would like to take advantage of the “safe harbor” provisions of the Litigation Reform Act in connection with the forward-looking statements included or incorporated by reference in this document. Investors are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented or incorporated by reference in this document. The following important factors could cause our actual financial results to differ materially from those projected, forecasted or estimated by us in forward-looking statements:

(a)	Heightened competition from commercial clinical testing companies, and from hospitals with respect to testing for non-patients and from physicians.

(b)	Increased pricing pressure from customers and payers.

(c)	A continued weakness in economic conditions.

(d)	Impact of changes in payer mix, including any shift from fee-for-service to discounted or capitated fee arrangements.

(e)

Adverse actions by government or other third-party payers, including healthcare reform that focuses on reducing healthcare costs but does not recognize the value and importance to healthcare of diagnostic testing, unilateral reduction of fee schedules payable to us, competitive bidding, and an increase in the practice of negotiating for exclusive arrangements that involve aggressively priced capitated or fee-for-service payments by health insurers or other payers.

(f)

The impact upon our testing volume and collected revenue or general or administrative expenses resulting from our compliance with Medicare and Medicaid administrative policies and requirements of third party payers. These include:

(1)

the requirements of Medicare carriers to provide diagnosis codes for many commonly ordered tests (and the transition to a new coding set) and the possibility that third party payers will increasingly adopt similar requirements;

(2)	continued inconsistent practices among the different local carriers administering Medicare;

(3)	inability to obtain from patients a valid advance beneficiary notice form for tests that cannot be billed without prior receipt of the form;

(4)	increased challenges in operating as a non-contracted provider with respect to health plans;

(5)	the impact of additional or expanded limited coverage policies and limits on the allowable number of test units;

(6)	the impact of increased prior authorization programs for clinical testing; and

(7)	new rules requiring laboratory requisitions, other than electronic requisitions, to be signed by the ordering physician.

(g)

Adverse results from pending or future government investigations, lawsuits or private actions. These include, in particular, monetary damages, loss or suspension of licenses, and/or suspension or exclusion from the Medicare and Medicaid programs and/or criminal penalties.

3

(h)	Failure to efficiently integrate acquired businesses and to manage the costs related to any such integration, or to retain key technical, professional or management personnel.

(i)

Denial, suspension or revocation of CLIA (Clinical Laboratory Improvement Amendments of 1988) certification or other licenses for any of our clinical laboratories under the CLIA standards, revocation or suspension of the right to bill the Medicare and Medicaid programs or other adverse regulatory actions by federal, state and local agencies.

(j)

Changes in federal, state or local laws or regulations, including changes that result in new or increased federal or state regulation of commercial clinical laboratories or tests developed by commercial clinical laboratories, including regulation of laboratory services by the U.S. Food and Drug Administration (the “FDA”).

(k)	Inability to achieve expected benefits from our acquisitions of other businesses.

(l)	Inability to achieve additional benefits from our Six Sigma and efficiency initiatives.

(m)	Adverse publicity and news coverage about the clinical testing industry or us.

(n)

Computer or other IT system failures that affect our ability to perform tests, report test results or properly bill customers, including potential failures resulting from the standardization of our IT systems and other system conversions, telecommunications failures, malicious human acts (such as electronic break-ins or computer viruses) or natural disasters.

(o)

Development of technologies that substantially alter the practice of clinical test medicine, including technology changes that lead to the development of more cost-effective tests such as (1) point-of-care tests that can be performed by physicians in their offices, (2) esoteric tests that can be performed by hospitals in their own laboratories or (3) home testing that can be carried out without requiring the services of clinical laboratories.

(p)

Negative developments regarding intellectual property and other property rights that could prevent, limit or interfere with our ability to develop, perform or sell our tests or operate our business. These include:

(1)	Issuance of patents or other property rights to our competitors or others; and

(2)	Inability to obtain or maintain adequate patent or other proprietary rights for our products and services or to successfully enforce our proprietary rights.

(q)

Development of tests by our competitors or others which we may not be able to license, or usage of our technology or similar technologies or our trade secrets by competitors, any of which could negatively affect our competitive position.

(r)	Regulatory delay or inability to commercialize newly developed or licensed products, tests or technologies or to obtain appropriate reimbursements for such tests.

(s)

Impact of any national healthcare information network or the adoption of standards for health information technology interoperability that are incompatible with existing software and hardware infrastructure requiring widespread replacement of systems and/or software.

(t)	Inability to promptly or properly bill for our services or to obtain appropriate payments for services that we do bill.

(u)

Changes in interest rates and changes in our credit ratings from Standard & Poor’s Rating Services, Moody’s Investor Services or Fitch Ratings causing an unfavorable impact on our cost of and access to capital.

(v)	Inability to hire and retain qualified personnel or the loss of the services of one or more of our key senior management personnel.

(w)

Terrorist and other criminal activities, hurricanes, earthquakes or other natural disasters, and health pandemics, which could affect our customers, transportation or systems, or our facilities, and for which insurance may not adequately reimburse us.

(x)	Difficulties and uncertainties in the discovery, development, regulatory environment and/or marketing of new products or new uses of existing products.

4

(y)

Failure to comply with the requirements of our Corporate Integrity Agreement that could subject us to suspension or termination from participation in federal healthcare programs and substantial monetary penalties.

(z)	Failure to adapt to changes in the healthcare system and healthcare delivery stemming from 2010 federal healthcare reform legislation.

(aa)	Failure to adapt to revised FDA regulation of laboratory-developed tests and clinical laboratories.

(bb)	Changes in regulations, or our failure to comply with regulations.

5

USE OF PROCEEDS

Except as may be described otherwise in a prospectus supplement or pricing supplement, we will add the net proceeds from the sale of the securities under this prospectus to our general funds and will use them for general corporate purposes, which may include, among other things, funding acquisitions or reducing or refinancing indebtedness.

6

RATIO OF EARNINGS TO FIXED CHARGES

Set forth below is information concerning the historical ratio of earnings to fixed charges for Quest Diagnostics. This ratio shows the extent to which our business generates enough earnings after the payment of all expenses other than interest to make required interest payments on our debt.

For this purpose, earnings consist of pretax income from continuing operations plus fixed charges. Fixed charges consist of interest expense and one-third of rental expense, representing that portion of rental expense we deemed representative of an appropriate interest factor.

	Nine Months Ended September 30, 2010	Year Ended December 31,
		2009	2008	2007	2006	2005
Ratio of earnings to fixed charges	6.8x	6.8x	5.2x	4.9x	8.2x	9.9x

7

SECURITIES WE MAY ISSUE

Overview

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may sell our senior debt securities, or guarantees of our debt securities, in one or more offerings.

The terms of the securities will be determined at the time of offering.

We will refer to the debt securities and the guarantees of the debt securities or any combination of those securities, proposed to be sold under this prospectus and the applicable prospectus supplement or pricing supplement as the “securities.”

Because we are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act of 1933, as amended, we may add to and offer additional securities including secondary securities and guarantees of securities by filing a prospectus supplement or term sheet with the SEC at the time of the offer.

Prospectus Supplement or Pricing Supplement

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement or pricing supplement that will contain specific information about the terms of that offering. The prospectus supplement or pricing supplement may also add to or change information contained in this prospectus. If so, the prospectus supplement or pricing supplement should be read as superseding this prospectus. You should read both this prospectus and any prospectus supplement or pricing supplement together with additional information described under the heading “Where You Can Find More Information.”

The prospectus supplement or pricing supplement to be provided with this prospectus will describe the terms of any securities that we offer and any initial offering price to the public in that offering, the purchase price and net proceeds that we will receive and the other specific terms related to our offering of the securities. For more details on the terms of the securities, you should read the exhibits filed with or incorporated by reference in our registration statement, of which this prospectus is a part.

8

DESCRIPTION OF SENIOR DEBT SECURITIES
AND GUARANTEES OF SENIOR DEBT SECURITIES

We may issue senior debt securities from time to time in one or more distinct series. We may also issue guarantees of our senior debt securities from time to time.

As required by U.S. federal law for all bonds and notes of companies that are publicly offered, the senior debt securities will be governed by a document called an “indenture.” An indenture is a contract between us and a financial institution, in this case, The Bank of New York Mellon, formerly known as The Bank of New York, acting as trustee on your behalf, or other trustee we may select. The indenture will be subject to and governed by the Trust Indenture Act of 1939.

We have filed the indenture as an exhibit to our Securities Act filings and Exchange Act reports that we have filed with the SEC. See “Where You Can Find More Information” for information on how to obtain a copy of the indenture.

The senior debt securities will be issued under an indenture dated as of June 27, 2001 as supplemented by a first supplemental indenture, dated as of June 27, 2001, each among Quest Diagnostics, as issuer, the Initial Subsidiary Guarantors, as guarantors, and The Bank of New York, as trustee, as further supplemented by a second supplemental indenture, dated as of November 26, 2001, among Quest Diagnostics, the Subsidiary Guarantors and The Bank of New York, as further supplemented by a third supplemental indenture, dated as of April 4, 2002, among Quest Diagnostics, the additional Subsidiary Guarantors and The Bank of New York, as further supplemented by a fourth supplemental indenture, dated as of March 19, 2003, among Quest Diagnostics, the additional Subsidiary Guarantors and The Bank of New York, as further supplemented by a fifth supplemental indenture, dated as of April 16, 2004, among Quest Diagnostics, the additional Subsidiary Guarantors and The Bank of New York, as further supplemented by a sixth supplemental indenture, dated as of October 31, 2005, among Quest Diagnostics, the additional Subsidiary Guarantors and The Bank of New York, as further supplemented by a seventh supplemental indenture, dated as of November 21, 2005, among Quest Diagnostics, the additional Subsidiary Guarantors and The Bank of New York, as further supplemented by an eighth supplemental indenture, dated as of July 31, 2006, among Quest Diagnostics, the additional Subsidiary Guarantors and The Bank of New York, as further supplemented by the ninth supplemental indenture dated September 30, 2006, among Quest Diagnostics, the additional Subsidiary Guarantors and The Bank of New York, as further supplemented by the tenth supplemental indenture, dated June 22, 2007, among Quest Diagnostics, the Subsidiary Guarantors and The Bank of New York, as further supplemented by the eleventh supplemental indenture, dated June 22, 2007, among Quest Diagnostics, the additional Subsidiary Guarantors and The Bank of New York, as further supplemented by the twelfth supplemental indenture, dated June 25, 2007, among Quest Diagnostics, the additional Subsidiary Guarantors (as defined therein) and The Bank of New York, and as further supplemented by the thirteenth supplemental indenture, dated November 17, 2009, among Quest Diagnostics, the Subsidiary Guarantors and The Bank of New York Mellon (collectively, the “Indenture”). The Indenture for the senior debt securities may also be modified by future supplemental indentures. The terms of the senior debt securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939. A copy of the Indenture is available for inspection at the office of the trustee.

9

PLAN OF DISTRIBUTION

We may sell the securities to or through agents or underwriters or directly to one or more purchasers.

By Agents

We may use agents to sell the securities. The agents will agree to use their reasonable best efforts to solicit purchases of the period of their appointment.

By Underwriters

We may sell the securities to underwriters. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Each underwriter will be obligated to purchase all the securities allocated to it under the underwriting agreement. The underwriters may change any initial public offering price and any discounts or concessions they give to dealers.

Direct Sales

We may sell securities directly to investors. In this case, no underwriters or agents would be involved.

As one of the means of direct issuance of securities, we may utilize the services of any available electronic auction system to conduct an electronic “dutch auction” of the offered securities among potential purchasers who are eligible to participate in the auction of those offered securities, if so described in the prospectus supplement or pricing supplement.

General Information

Any underwriters or agents will be identified and their compensation described in a prospectus supplement or pricing supplement.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act or to contribute to payments they may be required to make.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their business.

10

LEGAL MATTERS

The validity of any securities issued hereunder will be passed upon for our company by Shearman & Sterling LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting of Quest Diagnostics (which is included in the Report of Management on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2009, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

11

PROSPECTUS

30,755,151 Shares

QUEST DIAGNOSTICS INCORPORATED

Common Stock

SB Holdings Capital Inc. (the “selling stockholder”), a wholly owned subsidiary of GlaxoSmithKline plc, may offer and sell, from time to time, in one or more offerings, up to 30,755,151 shares of our common stock owned by it. We will not receive any proceeds from the sale of our common stock by the selling stockholder.

When the selling stockholder offers shares of our common stock, we will provide the specific terms of such offerings in supplements to this prospectus. The shares of our common stock may be offered for sale in a number of different ways and at market prices prevailing at the time of sale or at privately negotiated prices. More information about how the shares of our common stock may be sold is included in the section entitled “Plan of Distribution” contained in this prospectus.

This prospectus may not be used to sell shares of our common stock unless accompanied by a prospectus supplement. We urge you to read carefully this prospectus, the accompanying prospectus supplements and any free writing prospectuses, which will describe the specific terms of the securities offered, before you make your investment decision.

Our common stock, par value $0.01 per share, is listed on the New York Stock Exchange under the symbol “DGX.” On January 28, 2011, the last reported sale price of our common stock on the New York Stock Exchange was $57.36 per share.

Investing in our common stock involves risks. You should carefully consider all of the information set forth in the “Risk Factors” section of our periodic reports filed with the Securities and Exchange Commission and in the “Risk Factors” section beginning on page 6 of this prospectus, or in any applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 31, 2011

i

ABOUT THIS PROSPECTUS

The information contained in this prospectus is not complete and may be changed. Neither we nor the selling stockholder has authorized anyone to provide you with any information or to make any representation not contained in or incorporated by reference into this prospectus or any prospectus supplement or included in any free writing prospectus that we may file with the Securities and Exchange Commission (the “SEC”), in connection with any offering of our common stock by the selling stockholder. We do not, and the selling stockholder does not, take any responsibility for, and can provide no assurances as to, the reliability of any information that others may provide you. The selling stockholder is not making an offer of any securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the document in which such information is contained or such other date referred to in such document, regardless of the time of any sale or issuance of a security.

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. This prospectus provides you with a general description of the securities the selling stockholder may offer. Each time the selling stockholder sells securities, we will provide a prospectus supplement and, if applicable, a pricing supplement, that will contain specific information about the terms of that specific offering of securities and the specific manner in which they may be offered. The prospectus supplement and any applicable pricing supplement may also add to, update or change any of the information contained in this prospectus. The prospectus supplement and any applicable pricing supplement may also contain information about any material U.S. federal income tax considerations relating to the securities described in the prospectus supplement. You should read both this prospectus, the applicable prospectus supplement and any applicable pricing supplement, together with the additional information described under “Where You Can Find More Information.” You should read the entire prospectus and the applicable prospectus supplement, including the information incorporated by reference, before making an investment decision. As used in this prospectus, the terms “Quest Diagnostics,” “we,” “us” and “our” refer to Quest Diagnostics Incorporated and its consolidated subsidiaries, unless the context clearly indicates otherwise. The term “selling stockholder” refers to SB Holdings Capital Inc.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual document for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC web site (www.sec.gov) or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

ii

QUEST DIAGNOSTICS INCORPORATED

The Company

We are the world’s leading provider of diagnostic testing, information and services, providing insights that enable patients, physicians and others to make better healthcare decisions. We offer U.S. patients and physicians the broadest access to diagnostic testing services through our nationwide network of laboratories and company-owned patient service centers. We provide interpretive consultation through the largest medical and scientific staff in the industry, with approximately 900 M.D.s and Ph.D.s, primarily located in the United States. We are the leading provider of clinical testing, including gene- based and other esoteric testing, anatomic pathology services and testing for drugs-of-abuse, and the leading provider of risk assessment services for the life insurance industry. We are also a leading provider of testing for clinical trials. Our diagnostics products business manufactures and markets FDA cleared or approved diagnostic test kits and specialized point-of-care testing. We empower healthcare organizations and clinicians with robust information technology solutions.

We are a Delaware corporation. We are the successor to MetPath Inc., a New York corporation that was organized in 1967.

Our principal executive offices are located at Three Giralda Farms, Madison, New Jersey 07940, telephone number: (973) 520-2700.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC at its public reference rooms at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800- SEC-0330 for further information on the public reference rooms. Our filings are also available to the public on the Internet, through a database maintained by the SEC at http://www.sec.gov. In addition, you can inspect and copy our reports, proxy statements and other information at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

The SEC allows us to incorporate by reference into this document the information we filed with it. This means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC. All information incorporated by reference is part of this document, unless and until that information is updated and superseded by the information contained in this document or any information incorporated later.

We incorporate by reference the documents listed below:

1.

Our current reports on Form 8-K, filed January 25, 2010 (only as to the items that are filed and not furnished), January 29, 2010, May 7, 2010, October 8, 2010, October 20, 2010 (only as to the items that are filed and not furnished), January 25, 2011 (only as to the items that are filed and not furnished) and January 31, 2011;

2.	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010;

3.	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009; and

4.

The description of our common stock contained in our registration statement on Form 10, filed pursuant to Section 12(b) of the Securities Exchange Act of 1934 on September 23, 1996, as amended by Amendment No. 1 on Form 10/A, filed on November 6, 1996, Amendment No. 2 on Form 10/A, filed on November 19, 1996, Amendment No. 3 on Form 10/A filed on November 25, 1996 and Amendment No. 4 on Form 10/A filed on November 26, 1996.

Our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, are available free of charge on our website as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our internet website is located at http://www.questdiagnostics.com. The contents of the

1

website are not incorporated by reference into this prospectus. You also may request a copy of these filings, at no cost, by writing or telephoning our Investor Relations Department at the following address:

Quest Diagnostics Incorporated
Three Giralda Farms
Madison, New Jersey 07940
Attention: Investor Relations
(973) 520-2700

We also incorporate by reference all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934 prior to the termination of the offering made hereby.

2

CAUTIONARY STATEMENT FOR PURPOSES OF THE “SAFE HARBOR”
PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Some statements and disclosures in this prospectus, or any accompanying prospectus supplement and the documents incorporated herein or therein by reference, are forward-looking statements. Forward-looking statements include all statements that do not relate solely to historical or current facts and can be identified by the use of words such as “may,” “believe,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan” or “continue.” These forward-looking statements are based on our current plans and expectations and are subject to a number of risks and uncertainties that could cause our plans and expectations, including actual results, to differ materially from the forward-looking statements. The Private Securities Litigation Reform Act of 1995, or the Litigation Reform Act, provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about their companies without fear of litigation.

We would like to take advantage of the “safe harbor” provisions of the Litigation Reform Act in connection with the forward-looking statements included or incorporated by reference in this document. Investors are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented or incorporated by reference in this document. The following important factors could cause our actual financial results to differ materially from those projected, forecasted or estimated by us in forward-looking statements:

(a)	Heightened competition from commercial clinical testing companies, and from hospitals with respect to testing for non-patients and from physicians.

(b)	Increased pricing pressure from customers and payers.

(c)	A continued weakness in economic conditions.

(d)	Impact of changes in payer mix, including any shift from fee-for-service to discounted or capitated fee arrangements.

(e)

Adverse actions by government or other third-party payers, including healthcare reform that focuses on reducing healthcare costs but does not recognize the value and importance to healthcare of diagnostic testing, unilateral reduction of fee schedules payable to us, competitive bidding, and an increase in the practice of negotiating for exclusive arrangements that involve aggressively priced capitated or fee-for-service payments by health insurers or other payers.

(f)

The impact upon our testing volume and collected revenue or general or administrative expenses resulting from our compliance with Medicare and Medicaid administrative policies and requirements of third party payers. These include:

(1)

the requirements of Medicare carriers to provide diagnosis codes for many commonly ordered tests (and the transition to a new coding set) and the possibility that third party payers will increasingly adopt similar requirements;

(2)	continued inconsistent practices among the different local carriers administering Medicare;

(3)	inability to obtain from patients a valid advance beneficiary notice form for tests that cannot be billed without prior receipt of the form;

(4)	increased challenges in operating as a non-contracted provider with respect to health plans;

(5)	the impact of additional or expanded limited coverage policies and limits on the allowable number of test units;

(6)	the impact of increased prior authorization programs for clinical testing; and

(7)	new rules requiring laboratory requisitions, other than electronic requisitions, to be signed by the ordering physician.

(g)	Adverse results from pending or future government investigations, lawsuits or private actions. These include, in particular, monetary damages, loss or suspension of licenses, and/

3

or suspension or exclusion from the Medicare and Medicaid programs and/or criminal penalties.

(h)	Failure to efficiently integrate acquired businesses and to manage the costs related to any such integration, or to retain key technical, professional or management personnel.

(i)

Denial, suspension or revocation of CLIA (Clinical Laboratory Improvement Amendments of 1988) certification or other licenses for any of our clinical laboratories under the CLIA standards, revocation or suspension of the right to bill the Medicare and Medicaid programs or other adverse regulatory actions by federal, state and local agencies.

(j)

Changes in federal, state or local laws or regulations, including changes that result in new or increased federal or state regulation of commercial clinical laboratories or tests developed by commercial clinical laboratories, including regulation of laboratory services by the U.S. Food and Drug Administration (the “FDA”).

(k)	Inability to achieve expected benefits from our acquisitions of other businesses.

(l)	Inability to achieve additional benefits from our Six Sigma and efficiency initiatives.

(m)	Adverse publicity and news coverage about the clinical testing industry or us.

(n)

Computer or other IT system failures that affect our ability to perform tests, report test results or properly bill customers, including potential failures resulting from the standardization of our IT systems and other system conversions, telecommunications failures, malicious human acts (such as electronic break-ins or computer viruses) or natural disasters.

(o)

Development of technologies that substantially alter the practice of clinical test medicine, including technology changes that lead to the development of more cost-effective tests such as (1) point-of-care tests that can be performed by physicians in their offices, (2) esoteric tests that can be performed by hospitals in their own laboratories or (3) home testing that can be carried out without requiring the services of clinical laboratories.

(p)

Negative developments regarding intellectual property and other property rights that could prevent, limit or interfere with our ability to develop, perform or sell our tests or operate our business. These include:

(1)	Issuance of patents or other property rights to our competitors or others; and

(2)	Inability to obtain or maintain adequate patent or other proprietary rights for our products and services or to successfully enforce our proprietary rights.

(q)

Development of tests by our competitors or others which we may not be able to license, or usage of our technology or similar technologies or our trade secrets by competitors, any of which could negatively affect our competitive position.

(r)	Regulatory delay or inability to commercialize newly developed or licensed products, tests or technologies or to obtain appropriate reimbursements for such tests.

(s)

Impact of any national healthcare information network or the adoption of standards for health information technology interoperability that are incompatible with existing software and hardware infrastructure requiring widespread replacement of systems and/or software.

(t)	Inability to promptly or properly bill for our services or to obtain appropriate payments for services that we do bill.

(u)

Changes in interest rates and changes in our credit ratings from Standard & Poor’s Rating Services, Moody’s Investor Services or Fitch Ratings causing an unfavorable impact on our cost of and access to capital.

(v)	Inability to hire and retain qualified personnel or the loss of the services of one or more of our key senior management personnel.

(w)

Terrorist and other criminal activities, hurricanes, earthquakes or other natural disasters, and health pandemics, which could affect our customers, transportation or systems, or our facilities, and for which insurance may not adequately reimburse us.

4

(x)	Difficulties and uncertainties in the discovery, development, regulatory environment and/or marketing of new products or new uses of existing products.

(y)

Failure to comply with the requirements of our Corporate Integrity Agreement that could subject us to suspension or termination from participation in federal healthcare programs and substantial monetary penalties.

(z)	Failure to adapt to changes in the healthcare system and healthcare delivery stemming from 2010 federal healthcare reform legislation.

(aa)	Failure to adapt to revised FDA regulation of laboratory-developed tests and clinical laboratories.

(bb)	Changes in regulations, or our failure to comply with regulations.

5

RISK FACTORS

You should carefully consider the risks described below and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2010, June 30, 2010 and September 30, 2010, each of which is incorporated by reference into this prospectus, before making a decision to invest in our common stock. The risks and uncertainties described below and in the documents incorporated by reference are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially adversely affect our business and operations.

Risks Related to our Common Stock

Certain provisions of our charter, by-laws and Delaware law may delay or prevent a change of control of our company.

Our corporate documents and Delaware law contain provisions that may enable our management to resist a proposal regarding a change of control of our company. These provisions include a staggered or classified board of directors, limitations on persons authorized to call a special meeting of stockholders and advance notice procedures required for stockholders to make nominations of candidates for election as directors or to bring matters before an annual meeting of stockholders. These anti-takeover defenses might discourage, delay or prevent a change of control. These provisions also could discourage proxy contests and make it more difficult for you and other stockholders to elect directors and cause us to take other corporate actions. In addition, the existence of these provisions, together with Delaware law, might hinder or delay an attempted takeover other than through negotiations with our board of directors.

We can issue shares of preferred stock without shareholder approval, which could adversely affect the rights of common stockholders.

Our amended and restated certificate of incorporation permits us to establish the rights, privileges, preferences and restrictions, including voting rights, of future series of our preferred stock and to issue such stock without approval from our stockholders. The rights of holders of our common stock may suffer as a result of the rights granted to holders of preferred stock that may be issued in the future. In addition, we could issue preferred stock to prevent a change in control of our company, depriving common stockholders of an opportunity to sell their stock at a price in excess of the prevailing market price.

6

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholder. We will pay all expenses incurred with respect to the registration and sale of the shares of common stock owned by the selling stockholder, other than underwriting fees, discounts and commissions, which will be borne by the selling stockholder.

7

SECURITIES WE MAY ISSUE

Overview

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, the selling stockholder may sell our common stock in one or more offerings.

Prospectus Supplement or Pricing Supplement

This prospectus provides you with a general description of our common stock. Each time the selling stockholder sells shares of our common stock, we will provide a prospectus supplement or pricing supplement that will contain specific information about the terms of that offering. The prospectus supplement or pricing supplement may also add to or change information contained in this prospectus. If so, the prospectus supplement or pricing supplement should be read as superseding this prospectus. You should read both this prospectus and any prospectus supplement or pricing supplement together with additional information described under the heading “Where You Can Find More Information.”

The prospectus supplement or pricing supplement to be provided with this prospectus will describe the terms of any shares of our common stock that the selling stockholder offers and any initial offering price to the public in that offering, the purchase price and net proceeds that the selling stockholder will receive and the other specific terms related to the selling stockholder’s offering of the common stock. For more details on the terms of the common stock, you should read the exhibits filed with or incorporated by reference in our registration statement, of which this prospectus is a part.

8

DESCRIPTION OF CAPITAL STOCK

General

The following is a description of the material terms of our capital stock included in our restated certificate of incorporation, as amended, and our amended and restated by-laws and is only a summary. You should refer to our restated certificate of incorporation, as amended, and our amended and restated by-laws, which are incorporated by reference in this prospectus, for more information.

Our authorized capital stock consists of 600,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of series preferred stock, par value $1.00 per share. As of January 26, 2011, there were 170,824,550 shares of common stock outstanding, held of record by approximately 4,300 stockholders, and no preferred stock outstanding.

Common Stock

Holders of our common stock are entitled to receive, as, when and if declared by our board of directors, dividends and other distributions in cash, stock or property from our assets or funds legally available for those purposes, subject to any dividend preferences that may be attributable to preferred stock. Holders of common stock are entitled to one vote for each share held of record on all matters on which stockholders may vote. Holders of common stock are not entitled to cumulative voting for the election of directors. There are no preemptive, conversion, redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our common stock are fully paid and non-assessable. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in the assets available for distribution, subject to any prior rights of any holders of preferred stock then outstanding.

Our common stock is traded on the New York Stock Exchange under the symbol “DGX.”

The transfer agent and registrar for our common stock is Computershare Investors Services, 250 Royall Street, Canton, MA 02021, and its telephone number is (800) 622-6757.

Preferred Stock

Our certificate of incorporation permits us to issue, without prior permission from our stockholders, up to 10,000,000 shares of preferred stock. As of January 26, 2011, we had previously authorized 1,000 shares of voting cumulative preferred stock, par value $1.00 per share, none of which are issued and outstanding, and 1,300,000 shares of series A preferred stock par value $1.00 per share, none of which are expected to be issued nor are any outstanding.

Our board of directors may, without further action of the stockholders, issue undesignated preferred stock in one or more classes or series. Any undesignated preferred stock issued by us may rank prior to our common stock as to dividend rights, liquidation preference or both; have full or limited voting rights; and be convertible into shares of common stock or other securities.

The powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, of the preferred stock of each series will be fixed or designated by our board of directors pursuant to a certificate of designation. We will describe in the applicable prospectus supplement the specific terms of a particular series of preferred stock.

The preferred stock will, when issued, be fully paid and non-assessable. We will select the transfer agent, registrar and dividend disbursement agent for a series of preferred stock and will describe its selection in the applicable prospectus supplement. The registrar for shares of preferred stock will send notices to stockholders of any meetings at which holders of the preferred stock have the right to elect directors of our company or to vote on any other matter of our company.

9

Delaware Law and our Certificate of Incorporation and Bylaw Provisions may have an Anti-Takeover Effect

Provisions in our certificate of incorporation, bylaws and Delaware law could make it harder for someone to acquire us through a tender offer, proxy contest or otherwise.

We are governed by the provisions of Section 203 of the Delaware General Corporation Law, which provides that a person who owns (or within three years, did own) 15% or more of a company’s voting stock is an “interested stockholder.” Section 203 prohibits a public Delaware corporation from engaging in a business combination with an interested stockholder for a period commencing three years from the date in which the person became an interested stockholder unless:

•	the board of directors approved the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the voting stock of the corporation (excluding shares owned by officers, directors, or certain employee stock purchase plans); or

•	at or subsequent to the time the transaction is approved by the board of directors, there is an affirmative vote of at least 66.67% of the outstanding voting stock.

Section 203 could prohibit or delay mergers or other takeover attempts against us and accordingly, may discourage attempts to acquire us through tender offer, proxy contest or otherwise.

Our certificate of incorporation and bylaws include certain restrictions on who may call a special meeting of stockholders and prohibit certain actions by written consent of the holders of common stock. These provisions could delay, deter or prevent a future takeover or acquisition of us unless such takeover or acquisition is approved by the board of directors. We have a staggered board of directors, so that it would take three successive annual meetings to replace all directors. Our certificate of incorporation also requires the approval of holders of at least 80% of the voting power of the outstanding capital stock of our company entitled to vote generally in the election of directors as a condition for mergers and certain other business combinations with any beneficial owner of more than 10% of such voting power or an interested stockholder, unless (1) the transaction is approved by at least a majority of directors which are not affiliated or associated with the interested stockholder with whom we are seeking a business combination or (2) certain minimum price, form of consideration and procedural requirements are met.

Limitations on Liability and Indemnification of Officers and Directors

Our certificate of incorporation limits the liability of directors to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, including, without limitation, directors serving on committees of our board of directors. Directors remain liable for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or which involves intentional misconduct or a knowing violation of the law;

•	any violation of Section 174 of the DGCL, which proscribes the payment of dividends and stock purchases or redemptions under certain circumstances; and

•	any transaction from which the directors derive an improper personal benefit.

This provision, however, has no effect on the availability of equitable remedies such as an injunction or rescission. Additionally, this provision will not limit liability under state or federal securities laws.

Our certificate of incorporation and bylaws provide that we shall indemnify our officers and directors to the fullest extent permitted by such law. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.

10

SELLING STOCKHOLDER

The selling stockholder may resell, from time to time, all, some or none of the shares of our common stock covered by this prospectus, as provided in this prospectus under the section entitled “Plan of Distribution” and in any applicable prospectus supplement. However, we do not know when or in what amount the selling stockholder may offer its shares for sale under this prospectus, if any.

We will pay all expenses incurred with respect to the registration and sale of the shares of common stock owned by the selling stockholder, other than underwriting fees, discounts and commissions, which will be borne by the selling stockholder.

The table below, which was prepared based on information filed publicly or supplied to us by the selling stockholder, sets forth the information regarding the beneficial ownership of outstanding shares of our common stock by the selling stockholder as of January 31, 2011 and the shares that it may sell or otherwise dispose of from time to time under this prospectus. Information concerning the selling stockholder may change from time to time, and any changed information will be presented in a prospectus supplement as necessary. Please carefully read the footnotes located below the table in conjunction with the information presented in the table.

The number of shares disclosed in the table below as “beneficially owned” are those beneficially owned as determined under the rules of the SEC. Such information is not necessarily indicative of ownership for any other purpose. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of January 31, 2011 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage of ownership of any other person. The percentages of beneficial ownership are based on 170,824,550 shares of common stock outstanding on January 26, 2011.

Name of Selling Stockholder	Beneficial Ownership Prior to Offering		Maximum Number of Shares Offered in This Offering(1)	Beneficial Ownership After Offering
	Number of Shares of Common Stock	Percentage		Number of Shares of Common Stock(2)	Percentage(2)
SB Holdings Capital Inc.(3)	30,755,151	18.0%	30,755,151	—	—

(1)	Represents the total number of shares of our common stock that the selling stockholder may offer under this prospectus.

(2)

The selling stockholder may sell the shares covered by this prospectus from time to time and may also decide not to sell all, or any, of the shares covered by this prospectus. Because the selling stockholder may offer all, some or none of the shares covered by this prospectus, we cannot estimate the number of shares of our common stock that the selling stockholder will actually own after any sale of shares pursuant to this prospectus. For purposes of this table, however, we have assumed that the selling stockholder will have sold all of its shares covered by this prospectus and that no additional shares of our common stock are acquired by the selling stockholder. Each time that the selling stockholder sells shares, we will provide a prospectus supplement that will contain specific information regarding the number of shares of our common stock owned after such a sale.

(3)

The business address of SB Holdings Capital Inc. is 1105 North Market Street, Suite 622, Wilmington, Delaware 19801. SB Holdings Capital Inc. is a wholly-owned subsidiary of GlaxoSmithKline plc. The ownership information is based on the information contained on a Schedule 13D amendment filed by GlaxoSmithKline plc with the SEC on March 20, 2009. The Schedule 13D also discloses that GlaxoSmithKline plc has shared voting and dispositive power with respect to all of the shares owned by it.

11

PLAN OF DISTRIBUTION

The selling stockholder may sell its shares of our common stock to or through agents or underwriters or directly to one or more purchasers.

The shares of common stock covered by this prospectus may be sold from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including, but not limited to, the following:

•	through one or more underwriters on a firm commitment or best efforts basis;

•	on the New York Stock Exchange (including through at the market offerings);

•	in the over-the-counter market;

•	directly to one or more purchasers;

•	through agents;

•

through broker-dealers, who may act as agents or principals, including a block trade in which a broker or dealer so engaged will attempt to sell the common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through put or call option transactions relating to our common stock;

•	in privately negotiated transactions; and

•	in any combination of these methods of sale.

The applicable prospectus supplement will set forth:

•	the specific terms of the offering of our common stock, including the name or names of any underwriters, dealers or agents participating in the offering;

•	the purchase price of the common stock and the proceeds to the selling stockholder from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	the initial offering price to the public and any discounts or concessions allowed or reallowed or paid to dealers; and

•	the name of any securities exchange on which the common stock may be listed.

General Information

Any underwriters or agents will be identified and their compensation described in a prospectus supplement or pricing supplement. Any public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The selling stockholder may also enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers of other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with the selling stockholder. The selling stockholder may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Offers to purchase our securities may be solicited by agents designated by the selling stockholder from time to time. Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholder. Broker-dealers or agents may also receive compensation from the purchasers of the common stock for whom they sell as principals. Each particular broker-dealer will receive compensation in amounts negotiated in connection with the sale, which might be in excess of customary commissions. Broker-dealers or agents and any other participating broker-dealers participating in the distribution of our common

12

stock may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of our common stock may be deemed to be underwriting discounts and commissions.

If the selling stockholder uses underwriters for an offering of the common stock, the underwriters may acquire the common stock for their own accounts. The underwriters may resell the common stock from time to time in one or more transactions at a fixed price or prices, which may be changed, at varying prices determined by the underwriters at the time of sale, or at negotiated prices. The selling stockholder also may, from time to time, authorize underwriters acting as its agents to offer and sell the common stock upon the terms and conditions as will be set forth in the applicable prospectus supplement. In connection with the sale of the common stock, underwriters may be deemed to have received compensation from the selling stockholder in the form of underwriting discounts or commissions and also may receive commissions from purchasers of the common stock. Underwriters may sell the common stock to or through dealers, who may receive compensation in the form of discounts, concessions from the underwriters and/or commissions from the purchasers of the common stock.

We and the selling stockholder may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act or to contribute to payments they may be required to make.

Any underwriting compensation the selling stockholder may pay to underwriters or agents in connection with any offering of the common stock and any discounts, concessions or commissions allowed by underwriters to participating dealers will be set forth in the applicable prospectus supplement.

The selling stockholder may grant to the underwriters options to purchase additional common stock to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions, as may be set forth in the applicable prospectus supplement.

Underwriters and others participating in any offering of the common stock may engage in transactions that stabilize, maintain or otherwise affect the market price of our common stock. We will describe any such activities in the prospectus supplement.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or the selling stockholder or any of our or its affiliates in the ordinary course of their business.

We will pay all expenses incurred with respect to the registration and sale of the shares of common stock owned by the selling stockholder, other than underwriting fees, discounts and commissions, which will be borne by the selling stockholder.

13

LEGAL MATTERS

The validity of any shares of common stock issued hereunder will be passed upon for our company by Shearman & Sterling LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting of Quest Diagnostics (which is included in the Report of Management on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2009, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

14

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth all fees and expenses payable by the registrant in connection with the issuance and distribution of the securities being registered hereby (other than underwriting discounts and commissions). All of such expenses, except the SEC registration fee, are estimated.

Securities and Exchange Commission registration fee	*
Legal fees and expenses	$200,000
Trustee’s fees and expenses	$30,000
Transfer Agent’s fees and expenses	$5,000
Accounting fees and expenses	$200,000
Printing expenses	$50,000
Miscellaneous	$30,000

Total	$515,000

*	Deferred in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933.

Item 15. Indemnification of Directors and Officers.

Limitation on Liability of Directors

Pursuant to authority conferred by Section 102 of the Delaware General Corporation Law (the “DGCL”), Paragraph 11 of our certificate of incorporation (the “Certificate”) eliminates the personal liability of directors to us or our stockholders for monetary damages for breach of fiduciary duty, including, without limitation, directors serving on committees of our board of directors. Directors remain liable for (1) any breach of the duty of loyalty to us or our stockholders, (2) any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law, (3) any violation of Section 174 of the DGCL, which proscribes the payment of dividends and stock purchases or redemptions under certain circumstances, and (4) any transaction from which directors derive an improper personal benefit.

Indemnification and Insurance

In accordance with Section 145 of the DGCL, which provides for the indemnification of directors, officers and employees under certain circumstances, Section 7.01 of our By-Laws and Section 11 of our Certificate each grant our directors and officers a right to indemnification, to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) for all expenses, liabilities and losses reasonably incurred by each director or officer who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative proceedings to which they are a party (1) by reason of the fact that they are or were our directors or officers or (2) by reason of the fact that, while they are or were our directors or officers, they are or were serving at our request as directors or officers of another corporation, partnership, joint venture, trust or enterprise including service with respect to employee benefit plans, and such indemnification shall continue as to former directors and officers and shall inure to the benefit of such directors’ and officers’ heirs, executors and administrators; provided, however, that, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by the person seeking indemnification only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

Each of the By-Laws and the Certificate further provides for the mandatory advancement of expenses incurred by officers and directors in defending such proceedings in advance of their final disposition upon delivery to us by the indemnitee of an undertaking to repay all amounts so advanced if it is ultimately determined that such indemnitee is not entitled to be indemnified. We may not indemnify or make advance payments to any person in connection with proceedings initiated against us by such person without the authorization of our board of directors.

In addition, Paragraph 11 of the Certificate provides that directors and officers therein described shall be indemnified to the fullest extent permitted by Section 145 of the DGCL, or any successor provisions or amendments thereunder.

In the event that any such successor provisions or amendments provide indemnification rights broader than permitted prior thereto, Paragraph 11 of the Certificate allows such broader indemnification rights to apply retroactively with respect to any predating alleged action or inaction and also allows the indemnification to continue after an indemnitee has ceased to be our director or officer and to inure to the benefit of the indemnitee’s heirs, executors and administrators.

Each of the By-Laws and the Certificate further provides that the right to indemnification is not exclusive of any other right that any indemnitee may have or thereafter acquire under any statute, the Certificate, any agreement or vote of stockholders or disinterested directors or otherwise, and allows us to indemnify and advance expenses to any person whom the corporation has the power to indemnify under the DGCL or otherwise.

Our By-Laws further provide that should any repeal or modification of any of the provisions of Section 7.01 occur, such changes would not adversely affect any right or protection of any director, officer or other person in respect of any proceeding arising out of, or related to, any act or omission occurring prior to the time of such repeal or modification.

The forms of underwriting agreement to be filed as Exhibits 1.1 and 1.2 hereto will provide for the indemnification of the registrant, its controlling persons, its directors and certain of its officers by the underwriters against certain liabilities, including liabilities under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors and officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Each of the By-Laws and the Certificate authorizes us to purchase insurance for our directors and officers and persons who serve at our request as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or enterprise against any expense, liability or loss incurred in such capacity, whether or not we would have the power to indemnify such persons against such expense or liability under the DGCL. We intend to maintain insurance coverage of our officers and directors as well as insurance coverage to reimburse us for potential costs of our corporate indemnification of directors and officers.

Pursuant to an Amended and Restated Employment Agreement, dated as of November 7, 2008, the Corporation is required to indemnify (including advancement of expenses) Surya N. Mohapatra to the full extent permitted by law and the Corporation’s By-laws, and to include him as an insured person under the Corporation’s directors’ and officers’ liability insurance policy.

Item 16. Exhibits and Financial Statements Schedules.

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which Exhibit Index is hereby incorporated by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10 (a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5) that, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in response to Item 15, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S- 3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of New Jersey, on January 31, 2011.

QUEST DIAGNOSTICS INCORPORATED

By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. Name: William J. O’Shaughnessy, Jr. Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 31, 2011 by the following persons in the capacities as indicated.

Signature		Title

* Surya N. Mohapatra, Ph.D.		Chairman of the Board, President and Director (principal executive officer)
* Robert A. Hagemann		Senior Vice President and Chief Financial Officer (principal financial officer)
* Thomas F. Bongiorno		Vice President, Corporate Controller and Chief Accounting Officer (principal accounting officer)
* John C. Baldwin, MD		Director
* Jenne K. Britell, Ph.D.		Director
* William F. Buehler		Director
* Rosanne Haggerty		Director
* Gary M. Pfeiffer		Director
* Daniel C. Stanzione, Ph.D.		Director
* Gail R. Wilensky, Ph.D		Director
* John B. Ziegler		Director
*By:	/S/ WILLIAM J. O’SHAUGHNESSY, JR. William J. O’Shaughnessy, Jr. as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of New Jersey, on January 31, 2011.

QUEST DIAGNOSTICS HOLDINGS INCORPORATED

By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. Name: William J. O’Shaughnessy, Jr. Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 31, 2011 by the following persons in the capacities as indicated.

Signature		Title

* Surya N. Mohapatra, Ph.D.		President (principal executive officer)
* Michael G. Lukas		Vice President (principal financial officer) and Director
* Thomas F. Bongiorno		Vice President and Controller (principal accounting officer)
* Dermot V. Shorten		Director
*By:	/S/ WILLIAM J. O’SHAUGHNESSY, JR. William J. O’Shaughnessy, Jr. as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of New Jersey, on January 31, 2011.

QUEST DIAGNOSTICS CLINICAL LABORATORIES, INC.

By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. Name: William J. O’Shaughnessy, Jr. Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 31, 2011 by the following persons in the capacities as indicated.

Signature		Title

* Surya N. Mohapatra, Ph.D.		President (principal executive officer)
* Michael G. Lukas		Vice President (principal financial officer) and Director
* Thomas F. Bongiorno		Vice President and Controller (principal accounting officer)
* Dermot V. Shorten		Director
*By:	/S/ WILLIAM J. O’SHAUGHNESSY, JR. William J. O’Shaughnessy, Jr. as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of New Jersey, on January 31, 2011.

QUEST DIAGNOSTICS NICHOLS INSTITUTE

By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. Name: William J. O’Shaughnessy, Jr. Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 31, 2011 by the following persons in the capacities as indicated.

Signature		Title

* Surya N. Mohapatra, Ph.D.		President (principal executive officer)
* Michael G. Lukas		Vice President (principal financial officer) and Director
* Thomas F. Bongiorno		Vice President and Controller (principal accounting officer)
* Dermot V. Shorten		Director
*By:	/S/ WILLIAM J. O’SHAUGHNESSY, JR. William J. O’Shaughnessy, Jr. as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of New Jersey, on January 31, 2011.

QUEST DIAGNOSTICS INCORPORATED (NV)

By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. Name: William J. O’Shaughnessy, Jr. Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 31, 2011 by the following persons in the capacities as indicated.

Signature		Title

* Surya N. Mohapatra, Ph.D.		President (principal executive officer)
* Michael G. Lukas		Vice President (principal financial officer) and Director
* Thomas F. Bongiorno		Vice President and Controller (principal accounting officer)
* Dermot V. Shorten		Director
*By:	/S/ WILLIAM J. O’SHAUGHNESSY, JR. William J. O’Shaughnessy, Jr. as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of New Jersey, on January 31, 2011.

QUEST DIAGNOSTICS INCORPORATED (MD)

By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. Name: William J. O’Shaughnessy, Jr. Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 31, 2011 by the following persons in the capacities as indicated.

Signature		Title

* Surya N. Mohapatra, Ph.D.		President (principal executive officer)
* Michael G. Lukas		Vice President (principal financial officer) and Director
* Thomas F. Bongiorno		Vice President and Controller (principal accounting officer)
* Dermot V. Shorten		Director
*By:	/S/ WILLIAM J. O’SHAUGHNESSY, JR. William J. O’Shaughnessy, Jr. as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of New Jersey, on January 31, 2011.

QUEST DIAGNOSTICS LLC (IL)

By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. Name: William J. O’Shaughnessy, Jr. Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 31, 2011 by the following persons in the capacities as indicated.

Signature		Title

* Surya N. Mohapatra, Ph.D.		President (principal executive officer)
* Michael G. Lukas		Vice President (principal financial officer) and Director
* Thomas F. Bongiorno		Vice President and Controller (principal accounting officer)
* Dermot V. Shorten		Director
*By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. William J. O’Shaughnessy, Jr. as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of New Jersey, on January 31, 2011.

QUEST DIAGNOSTICS LLC (CT)

By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. Name: William J. O’Shaughnessy, Jr. Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 31, 2011 by the following persons in the capacities as indicated.

Signature		Title

* Surya N. Mohapatra, Ph.D.		President (principal executive officer)
* Michael G. Lukas		Vice President (principal financial officer) and Director
* Thomas F. Bongiorno		Vice President and Controller (principal accounting officer)
* Dermot V. Shorten		Director
*By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. William J. O’Shaughnessy, Jr. as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of New Jersey, on January 31, 2011.

QUEST DIAGNOSTICS LLC (MA)

By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. Name: William J. O’Shaughnessy, Jr. Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 31, 2011 by the following persons in the capacities as indicated.

Signature		Title

* Surya N. Mohapatra, Ph.D.		President (principal executive officer)
* Michael G. Lukas		Vice President (principal financial officer) and Director
* Thomas F. Bongiorno		Vice President and Controller (principal accounting officer)
* Dermot V. Shorten		Director
*By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. William J. O’Shaughnessy, Jr. as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of New Jersey, on January 31, 2011.

QUEST DIAGNOSTICS INCORPORATED (MI)

By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. Name: William J. O’Shaughnessy, Jr. Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 31, 2011 by the following persons in the capacities as indicated.

Signature		Title

* Surya N. Mohapatra, Ph.D.		President (principal executive officer)
* Michael G. Lukas		Vice President (principal financial officer) and Director
* Thomas F. Bongiorno		Vice President and Controller (principal accounting officer)
* Dermot V. Shorten		Director
*By:	/s/ /WILLIAM J. O’SHAUGHNESSY, JR. William J. O’Shaughnessy, Jr. as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of New Jersey, on January 31, 2011.

QUEST DIAGNOSTICS OF PENNSYLVANIA INC.

By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. Name: William J. O’Shaughnessy, Jr. Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 31, 2011 by the following persons in the capacities as indicated.

Signature		Title

* Surya N. Mohapatra, Ph.D.		President (principal executive officer)
* Michael G. Lukas		Vice President (principal financial officer) and Director
* Thomas F. Bongiorno		Vice President and Controller (principal accounting officer)
* Dermot V. Shorten		Director
*By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. William J. O’Shaughnessy, Jr. as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of New Jersey, on January 31, 2011.

AMERICAN MEDICAL LABORATORIES INCORPORATED

By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. Name: William J. O’Shaughnessy, Jr. Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 31, 2011 by the following persons in the capacities as indicated.

Signature		Title

* Surya N. Mohapatra, Ph.D.		President (principal executive officer)
* Michael G. Lukas		Vice President (principal financial officer) and Director
* Thomas F. Bongiorno		Vice President and Controller (principal accounting officer)
* Dermot V. Shorten		Director
*By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. William J. O’Shaughnessy, Jr. as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of New Jersey, on January 31, 2011.

APL PROPERTIES LIMITED LIABILITY COMPANY

By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. Name: William J. O’Shaughnessy, Jr. Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 31, 2011 by the following persons in the capacities as indicated.

Signature		Title

* Surya N. Mohapatra, Ph.D.		President (principal executive officer)
* Michael G. Lukas		Vice President (principal financial officer) and Director
* Thomas F. Bongiorno		Vice President and Controller (principal accounting officer)
* Dermot V. Shorten		Director
*By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. William J. O’Shaughnessy, Jr. as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of New Jersey, on January 31, 2011.

METWEST INC.

By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. Name: William J. O’Shaughnessy, Jr. Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 31, 2011 by the following persons in the capacities as indicated.

Signature		Title

* Surya N. Mohapatra, Ph.D.		President (principal executive officer)
* Michael G. Lukas		Vice President (principal financial officer) and Director
* Thomas F. Bongiorno		Vice President and Controller (principal accounting officer)
* Dermot V. Shorten		Director
*By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. William J. O’Shaughnessy, Jr. as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of New Jersey, on January 31, 2011.

NICHOLS INSTITUTE DIAGNOSTICS

By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. Name: William J. O’Shaughnessy, Jr. Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 31, 2011 by the following persons in the capacities as indicated.

Signature		Title

* John G. Hurrell		President (principal executive officer)
* Michael G. Lukas		Vice President (principal financial officer) and Director
* Thomas F. Bongiorno		Vice President and Controller (principal accounting officer)
* Dermot V. Shorten		Director
*By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. William J. O’Shaughnessy, Jr. as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of New Jersey, on January 31, 2011.

QUEST DIAGNOSTICS NICHOLS INSTITUTE, INC.

By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. Name: William J. O’Shaughnessy, Jr. Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 31, 2011 by the following persons in the capacities as indicated.

Signature		Title

* Surya N. Mohapatra, Ph.D.		President (principal executive officer)
* Michael G. Lukas		Vice President (principal financial officer) and Director
* Thomas F. Bongiorno		Vice President and Controller (principal accounting officer)
* Dermot V. Shorten		Director
*By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. William J. O’Shaughnessy, Jr. as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of New Jersey, on January 31, 2011.

DPD HOLDINGS, INC.

By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. Name: William J. O’Shaughnessy, Jr. Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 31, 2011 by the following persons in the capacities as indicated.

Signature		Title

* Surya N. Mohapatra, Ph.D.		President (principal executive officer)
* Michael G. Lukas		Vice President (principal financial officer) and Director
* Thomas F. Bongiorno		Vice President and Controller (principal accounting officer)
* Dermot V. Shorten		Director
*By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. William J. O’Shaughnessy, Jr. as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of New Jersey, on January 31, 2011.

DIAGNOSTIC REFERENCE SERVICES INC.

By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. Name: William J. O’Shaughnessy, Jr. Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 31, 2011 by the following persons in the capacities as indicated.

Signature		Title

* Surya N. Mohapatra, Ph.D.		President (principal executive officer)
* Michael G. Lukas		Vice President (principal financial officer) and Director
* Thomas F. Bongiorno		Vice President and Controller (principal accounting officer)
* Dermot V. Shorten		Director
*By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. William J. O’Shaughnessy, Jr. as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of New Jersey, on January 31, 2011.

PATHOLOGY BUILDING PARTNERSHIP

BY: QUEST DIAGNOSTICS INCORPORATED (MD)

By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. Name: William J. O’Shaughnessy, Jr. Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 31, 2011 by the following persons in the capacities as indicated.

Signature		Title

* Surya N. Mohapatra, Ph.D.		President (principal executive officer)
* Michael G. Lukas		Vice President (principal financial officer) and Director
* Thomas F. Bongiorno		Vice President (principal accounting officer)
* Dermot V. Shorten		Director
*By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. William J. O’Shaughnessy, Jr. as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Athens, State of Georgia, on January 31, 2011.

QUEST DIAGNOSTICS INVESTMENTS INCORPORATED

By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. Name: William J. O’Shaughnessy, Jr. Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 31, 2011 by the following persons in the capacities as indicated.

Signature		Title

* Robert S. Galen		President and Director
* Louis M. Heidelberger		Director
*By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. William J. O’Shaughnessy, Jr. as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Athens, State of Georgia, on January 31, 2011.

QUEST DIAGNOSTICS FINANCE INCORPORATED

By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. Name: William J. O’Shaughnessy, Jr. Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 31, 2011 by the following persons in the capacities as indicated.

Signature		Title

* Robert S. Galen		President and Director
* Louis M. Heidelberger		Director
*By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. William J. O’Shaughnessy, Jr. as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of New Jersey, on January 31, 2011.

UNILAB CORPORATION

By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. Name: William J. O’Shaughnessy, Jr. Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 31, 2011 by the following persons in the capacities as indicated.

Signature		Title

* Surya N. Mohapatra, Ph.D.		President (principal executive officer)
* Michael G. Lukas		Vice President (principal financial officer) and Director
* Thomas F. Bongiorno		Vice President and Controller (principal accounting officer)
* Dermot V. Shorten		Director
*By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. William J. O’Shaughnessy, Jr. as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of New Jersey, on January 31, 2011.

LABONE, INC.

By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. Name: William J. O’Shaughnessy, Jr. Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 31, 2011 by the following persons in the capacities as indicated.

Signature		Title

* Surya N. Mohapatra, Ph.D.		President (principal executive officer)
* Michael G. Lukas		Vice President (principal financial officer) and Director
* Thomas F. Bongiorno		Vice President and Controller (principal accounting officer)
* Dermot V. Shorten		Director
*By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. William J. O’Shaughnessy, Jr. as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of New Jersey, on January 31, 2011.

EXAMONE WORLD WIDE, INC.

By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. Name: William J. O’Shaughnessy, Jr. Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 31, 2011 by the following persons in the capacities as indicated.

Signature		Title

* Surya N. Mohapatra, Ph.D.		President (principal executive officer)
* Michael G. Lukas		Vice President (principal financial officer) and Director
* Thomas F. Bongiorno		Vice President and Controller (principal accounting officer)
* Dermot V. Shorten		Director
*By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. William J. O’Shaughnessy, Jr. as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of New Jersey, on January 31, 2011.

EXAMONE WORLD WIDE OF NJ, INC.

By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. Name: William J. O’Shaughnessy, Jr. Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 31, 2011 by the following persons in the capacities as indicated.

Signature		Title

* Surya N. Mohapatra, Ph.D.		President (principal executive officer)
* Michael G. Lukas		Vice President (principal financial officer) and Director
* Thomas F. Bongiorno		Vice President and Controller (principal accounting officer)
* Dermot V. Shorten		Director
*By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. William J. O’Shaughnessy, Jr. as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of New Jersey, on January 31, 2011.

CENTRAL PLAINS HOLDINGS, INC.

By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. Name: William J. O’Shaughnessy, Jr. Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 31, 2011 by the following persons in the capacities as indicated.

Signature		Title

* Surya N. Mohapatra, Ph.D.		President (principal executive officer)
* Michael G. Lukas		Vice President (principal financial officer) and Director
* Thomas F. Bongiorno		Vice President and Controller (principal accounting officer)
* Dermot V. Shorten		Director
*By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. William J. O’Shaughnessy, Jr. as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of New Jersey, on January 31, 2011.

LABONE OF OHIO, INC.

By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. Name: William J. O’Shaughnessy, Jr. Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 31, 2011 by the following persons in the capacities as indicated.

Signature		Title

* Surya N. Mohapatra, Ph.D.		President (principal executive officer)
* Michael G. Lukas		Vice President (principal financial officer) and Director
* Thomas F. Bongiorno		Vice President and Controller (principal accounting officer)
* Dermot V. Shorten		Director
*By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. William J. O’Shaughnessy, Jr. as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of New Jersey, on January 31, 2011.

OSBORN GROUP INC.

By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. Name: William J. O’Shaughnessy, Jr. Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 31, 2011 by the following persons in the capacities as indicated.

Signature		Title

* Surya N. Mohapatra, Ph.D.		President (principal executive officer)
* Michael G. Lukas		Vice President (principal financial officer) and Director
* Thomas F. Bongiorno		Vice President and Controller (principal accounting officer)
* Dermot V. Shorten		Director
*By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. William J. O’Shaughnessy, Jr. as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of New Jersey, on January 31, 2011.

FOCUS TECHNOLOGIES HOLDING COMPANY

By:	/s/ DERMOT V. SHORTEN Name: Dermot V. Shorten Title: President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 31, 2011 by the following persons in the capacities as indicated.

Each individual whose manual signature appears below constitutes and appoints Michael E. Prevoznik and William J. O’Shaughnessy, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature		Title

/s/ DERMOT V. SHORTEN Dermot V. Shorten		President (principal executive officer) and Director
* Robert F. O’Keef		Vice President and Treasurer (principal financial officer)
* Thomas F. Bongiorno		Vice President and Controller (principal accounting officer)
/s/ JOAN E. MILLER Joan E. Miller, Ph.D.		Director
*By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. William J. O’Shaughnessy, Jr. as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of New Jersey, on January 31, 2011.

FOCUS DIAGNOSTICS, INC.

By:	/s/ DERMOT V. SHORTEN Name: Dermot V. Shorten Title: President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 31, 2011 by the following persons in the capacities as indicated.

Each individual whose manual signature appears below constitutes and appoints Michael E. Prevoznik and William J. O’Shaughnessy, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature		Title

/s/ DERMOT V. SHORTEN Dermot V. Shorten		President (principal executive officer) and Director
* Robert F. O’Keef		Vice President and Treasurer (principal financial officer)
* Thomas F. Bongiorno		Vice President and Controller (principal accounting officer)
/s/ JOAN E. MILLER Joan E. Miller, Ph.D.		Director
*By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. William J. O’Shaughnessy, Jr. as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of New Jersey, on January 31, 2011.

ENTERIX INC.

By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. Name: William J. O’Shaughnessy, Jr. Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 31, 2011 by the following persons in the capacities as indicated.

Signature		Title

* Jim M. McNally		President (principal executive officer) and Director
* Michael G. Lukas		Vice President (principal financial officer)
* Thomas F. Bongiorno		Vice President and Controller (principal accounting officer)
* Dermot V. Shorten		Director
*By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. William J. O’Shaughnessy, Jr. as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of New Jersey, on January 31, 2011.

HEMOCUE, INC.

By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. Name: William J. O’Shaughnessy, Jr. Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 31, 2011 by the following persons in the capacities as indicated.

Signature		Title

* Jim M. McNally		President (principal executive officer) and Director
* Michael G. Lukas		Vice President (principal financial officer)
* Thomas F. Bongiorno		Vice President and Controller (principal accounting officer)
* Dermot V. Shorten		Director
*By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. William J. O’Shaughnessy, Jr. as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of New Jersey, on January 31, 2011.

AMERIPATH, INC.

By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. Name: William J. O’Shaughnessy, Jr. Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 31, 2011 by the following persons in the capacities as indicated.

Signature		Title

* Joan E. Miller, Ph.D.		President (principal executive officer) and Director
* Michael G. Lukas		Vice President (principal financial officer) and Director
* Thomas F. Bongiorno		Vice President and Controller (principal accounting officer)
*By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. William J. O’Shaughnessy, Jr. as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of New Jersey, on January 31, 2011.

AMERIPATH CONSOLIDATED LABS, INC.

By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. Name: William J. O’Shaughnessy, Jr. Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 31, 2011 by the following persons in the capacities as indicated.

Signature		Title

* Joan E. Miller, Ph.D.		President (principal executive officer) and Director
* Michael G. Lukas		Vice President (principal financial officer) and Director
* Thomas F. Bongiorno		Vice President and Controller (principal accounting officer)
*By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. William J. O’Shaughnessy, Jr. as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of New Jersey, on January 31, 2011.

AMERIPATH FLORIDA, LLC

By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. Name: William J. O’Shaughnessy, Jr. Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 31, 2011 by the following persons in the capacities as indicated.

Signature		Title

* Joan E. Miller, Ph.D.		President (principal executive officer) and Director of AmeriPath, Inc., the sole member of AmeriPath Florida, LLC.
* Michael G. Lukas		Vice President (principal financial officer) and Director of AmeriPath, Inc., the sole member of AmeriPath Florida, LLC.
* Thomas F. Bongiorno		Vice President and Controller (principal accounting officer)
*By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. William J. O’Shaughnessy, Jr. as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of New Jersey, on January 31, 2011.

AMERIPATH HOSPITAL SERVICES FLORIDA, LLC

By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. Name: William J. O’Shaughnessy, Jr. Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 31, 2011 by the following persons in the capacities as indicated.

Signature		Title

* Joan E. Miller, Ph.D.		President (principal executive officer) and Director of AmeriPath, Inc., the sole member of AmeriPath Hospital Services Florida, LLC.
* Michael G. Lukas		Vice President (principal financial officer) and Director of AmeriPath, Inc., the sole member of AmeriPath Hospital Services Florida, LLC.
* Thomas F. Bongiorno		Vice President and Controller (principal accounting officer)
*By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. William J. O’Shaughnessy, Jr. as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of New Jersey, on January 31, 2011.

AMERIPATH INDIANA, LLC

By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. Name: William J. O’Shaughnessy, Jr. Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 31, 2011 by the following persons in the capacities as indicated.

Signature		Title

* Joan E. Miller, Ph.D.		President (principal executive officer) and Director of AmeriPath, Inc., the sole member of AmeriPath Indiana, LLC.
* Michael G. Lukas		Vice President (principal financial officer) and Director of AmeriPath, Inc., the sole member of AmeriPath Indiana, LLC.
* Thomas F. Bongiorno		Vice President and Controller (principal accounting officer)
*By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. William J. O’Shaughnessy, Jr. as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of New Jersey, on January 31, 2011.

AMERIPATH KENTUCKY, INC.

By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. Name: William J. O’Shaughnessy, Jr. Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 31, 2011 by the following persons in the capacities as indicated.

Signature		Title

* Joan E. Miller, Ph.D.		President (principal executive officer) and Director
* Michael G. Lukas		Vice President (principal financial officer) and Director
* Thomas F. Bongiorno		Vice President and Controller (principal accounting officer)
* James P. Bodnar, M.D.		Director
*By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. William J. O’Shaughnessy, Jr. as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of New Jersey, on January 31, 2011.

AMERIPATH MARKETING USA, INC.

By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. Name: William J. O’Shaughnessy, Jr. Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 31, 2011 by the following persons in the capacities as indicated.

Signature		Title

* Joan E. Miller, Ph.D.		President (principal executive officer) and Director
* Michael G. Lukas		Vice President (principal financial officer) and Director
* Thomas F. Bongiorno		Vice President and Controller (principal accounting officer)
*By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. William J. O’Shaughnessy, Jr. as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of New Jersey, on January 31, 2011.

AMERIPATH MICHIGAN, INC.

By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. Name: William J. O’Shaughnessy, Jr. Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 31, 2011 by the following persons in the capacities as indicated.

Signature		Title

* Joan E. Miller, Ph.D.		President (principal executive officer) and Director
* Michael G. Lukas		Vice President (principal financial officer) and Director
* Thomas F. Bongiorno		Vice President and Controller (principal accounting officer)
*By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. William J. O’Shaughnessy, Jr. as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of New Jersey, on January 31, 2011.

AMERIPATH MISSISSIPPI, INC.

By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. Name: William J. O’Shaughnessy, Jr. Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 31, 2011 by the following persons in the capacities as indicated.

Signature		Title

* Joan E. Miller, Ph.D.		President (principal executive officer) and Director
* Michael G. Lukas		Vice President (principal financial officer) and Director
* Thomas F. Bongiorno		Vice President and Controller (principal accounting officer)
*By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. William J. O’Shaughnessy, Jr. as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of New Jersey, on January 31, 2011.

AMERIPATH NEW YORK, LLC

By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. Name: William J. O’Shaughnessy, Jr. Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 31, 2011 by the following persons in the capacities as indicated.

Signature		Title

* Joan E. Miller, Ph.D.		President (principal executive officer) and Director of AmeriPath, Inc., the sole member of AmeriPath New York, LLC
* Michael G. Lukas		Vice President (principal financial officer) and Director of AmeriPath, Inc., the sole member of AmeriPath New York, LLC
* Thomas F. Bongiorno		Vice President and Controller (principal accounting officer)
*By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. William J. O’Shaughnessy, Jr. as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of New Jersey, on January 31, 2011.

AMERIPATH NORTH CAROLINA, INC.

By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. Name: William J. O’Shaughnessy, Jr. Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 31, 2011 by the following persons in the capacities as indicated.

Signature		Title

* Joan E. Miller, Ph.D.		President (principal executive officer) and Director
* Michael G. Lukas		Vice President (principal financial officer) and Director
* Thomas F. Bongiorno		Vice President and Controller (principal accounting officer)
*By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. William J. O’Shaughnessy, Jr. as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of New Jersey, on January 31, 2011.

AMERIPATH OHIO, INC.

By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. Name: William J. O’Shaughnessy, Jr. Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 31, 2011 by the following persons in the capacities as indicated.

Signature		Title

* Joan E. Miller, Ph.D.		President (principal executive officer) and Director
* Michael G. Lukas		Vice President (principal financial officer) and Director
* Thomas F. Bongiorno		Vice President and Controller (principal accounting officer)
*By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. William J. O’Shaughnessy, Jr. as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of New Jersey, on January 31, 2011.

AMERIPATH PENNSYLVANIA, LLC

By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. Name: William J. O’Shaughnessy, Jr. Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 31, 2011 by the following persons in the capacities as indicated.

Signature		Title

* Joan E. Miller, Ph.D.		President (principal executive officer) and Director of AmeriPath, Inc., the sole member of AmeriPath Pennsylvania, LLC
* Michael G. Lukas		Vice President (principal financial officer) and Director of AmeriPath, Inc., the sole member of AmeriPath Pennsylvania, LLC
* Thomas F. Bongiorno		Vice President and Controller (principal accounting officer)
*By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. William J. O’Shaughnessy, Jr. as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of New Jersey, on January 31, 2011.

AMERIPATH PHILADELPHIA, INC.

By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. Name: William J. O’Shaughnessy, Jr. Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 31, 2011 by the following persons in the capacities as indicated.

Signature		Title

* Joan E. Miller, Ph.D.		President (principal executive officer) and Director
* Michael G. Lukas		Vice President (principal financial officer) and Director
* Thomas F. Bongiorno		Vice President and Controller (principal accounting officer)
*By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. William J. O’Shaughnessy, Jr. as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of New Jersey, on January 31, 2011.

AMERIPATH SC, INC.

By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. Name: William J. O’Shaughnessy, Jr. Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 31, 2011 by the following persons in the capacities as indicated.

Signature		Title

* Joan E. Miller, Ph.D.		President (principal executive officer) and Director
* Michael G. Lukas		Vice President (principal financial officer) and Director
* Thomas F. Bongiorno		Vice President and Controller (principal accounting officer)
*By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. William J. O’Shaughnessy, Jr. as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of New Jersey, on January 31, 2011.

AMERIPATH TEXAS, L.P.

BY: AMERIPATH, LLC

By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. Name: William J. O’Shaughnessy, Jr. Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 31, 2011 by the following persons in the capacities as indicated.

Signature		Title

* Joan E. Miller, Ph.D.		President (principal executive officer) and Director of AmeriPath, Inc., the sole member of AmeriPath LLC, the general partner of AmeriPath Texas, L.P.
* Michael G. Lukas		Vice President (principal financial officer) and Director of AmeriPath, Inc., the sole member of AmeriPath LLC, the general partner of AmeriPath Texas, L.P.
* Thomas F. Bongiorno		Vice President and Controller (principal accounting officer)
*By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. William J. O’Shaughnessy, Jr. as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of New Jersey, on January 31, 2011.

AMERIPATH YOUNGSTOWN LABS, INC.

By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. Name: William J. O’Shaughnessy, Jr. Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 31, 2011 by the following persons in the capacities as indicated.

Signature		Title

* Joan E. Miller, Ph.D.		President (principal executive officer) and Director
* Michael G. Lukas		Vice President (principal financial officer) and Director
* Thomas F. Bongiorno		Vice President and Controller (principal accounting officer)
*By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. William J. O’Shaughnessy, Jr. as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of New Jersey, on January 31, 2011.

AMERIPATH WISCONSIN, LLC

By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. Name: William J. O’Shaughnessy, Jr. Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 31, 2011 by the following persons in the capacities as indicated.

Signature		Title

* Joan E. Miller, Ph.D.		President (principal executive officer) and Director of AmeriPath, Inc., the sole member of AmeriPath Wisconsin, LLC
* Michael G. Lukas		Vice President (principal financial officer) and Director of AmeriPath, Inc., the sole member of AmeriPath Wisconsin, LLC
* Thomas F. Bongiorno		Vice President and Controller (principal accounting officer)
*By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. William J. O’Shaughnessy, Jr. as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of New Jersey, on January 31, 2011.

AMERIPATH, LLC

By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. Name: William J. O’Shaughnessy, Jr. Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 31, 2011 by the following persons in the capacities as indicated.

Signature		Title

* Joan E. Miller, Ph.D.		President (principal executive officer) and Director of AmeriPath, Inc., the sole member of AmeriPath, LLC
* Michael G. Lukas		Vice President (principal financial officer) and Director of AmeriPath, Inc., the sole member of AmeriPath, LLC
* Thomas F. Bongiorno		Vice President and Controller (principal accounting officer)
*By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. William J. O’Shaughnessy, Jr. as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of New Jersey, on January 31, 2011.

ANATOMIC PATHOLOGY SERVICES, INC.

By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. Name: William J. O’Shaughnessy, Jr. Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 31, 2011 by the following persons in the capacities as indicated.

Signature		Title

* Joan E. Miller, Ph.D.		President (principal executive officer) and Director
* Michael G. Lukas		Vice President (principal financial officer) and Director
* Thomas F. Bongiorno		Vice President and Controller (principal accounting officer)
*By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. William J. O’Shaughnessy, Jr. as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of New Jersey, on January 31, 2011.

API NO. 2, LLC

By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. Name: William J. O’Shaughnessy, Jr. Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 31, 2011 by the following persons in the capacities as indicated.

Signature		Title

* Joan E. Miller, Ph.D.		President (principal executive officer) and Director of AmeriPath, Inc., the member of API No. 2, LLC
* Michael G. Lukas		Vice President (principal financial officer) and Director of AmeriPath, Inc., the member of API No. 2, LLC
* Thomas F. Bongiorno		Vice President and Controller (principal accounting officer)
*By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. William J. O’Shaughnessy, Jr. as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of New Jersey, on January 31, 2011.

ARIZONA PATHOLOGY GROUP, INC

By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. Name: William J. O’Shaughnessy, Jr. Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 31, 2011 by the following persons in the capacities as indicated.

Signature		Title

* Joan E. Miller, Ph.D.		President (principal executive officer) and Director
* Michael G. Lukas		Vice President (principal financial officer) and Director
* Thomas F. Bongiorno		Vice President and Controller (principal accounting officer)
*By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. William J. O’Shaughnessy, Jr. as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of New Jersey, on January 31, 2011.

DERMATOPATHOLOGY SERVICES, INC.

By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. Name: William J. O’Shaughnessy, Jr. Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 31, 2011 by the following persons in the capacities as indicated.

Signature		Title

* Joan E. Miller, Ph.D.		President (principal executive officer) and Director
* Michael G. Lukas		Vice President (principal financial officer) and Director
* Thomas F. Bongiorno		Vice President and Controller (principal accounting officer)
*By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. William J. O’Shaughnessy, Jr. as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of New Jersey, on January 31, 2011.

DIAGNOSTIC PATHOLOGY MANAGEMENT SERVICES, LLC

By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. Name: William J. O’Shaughnessy, Jr. Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 31, 2011 by the following persons in the capacities as indicated.

Signature		Title

* Joan E. Miller, Ph.D.		President (principal executive officer) and Director of AmeriPath, Inc., the sole member of Diagnostic Pathology Management Services, LLC
* Michael G. Lukas		Vice President (principal financial officer) and Director of AmeriPath, Inc., the sole member of Diagnostic Pathology Management Services, LLC
* Thomas F. Bongiorno		Vice President and Controller (principal accounting officer)
*By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. William J. O’Shaughnessy, Jr. as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of New Jersey, on January 31, 2011.

KAILASH B. SHARMA, M.D., INC.

By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. Name: William J. O’Shaughnessy, Jr. Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 31, 2011 by the following persons in the capacities as indicated.

Signature		Title

* Joan E. Miller, Ph.D.		President (principal executive officer) and Director
* Michael G. Lukas		Vice President (principal financial officer) and Director
* Thomas F. Bongiorno		Vice President and Controller (principal accounting officer)
*By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. William J. O’Shaughnessy, Jr. as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of New Jersey, on January 31, 2011.

OCMULGEE MEDICAL PATHOLOGY ASSOCIATION, INC.

By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. Name: William J. O’Shaughnessy, Jr. Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 31, 2011 by the following persons in the capacities as indicated.

Signature		Title

* Joan E. Miller, Ph.D.		President (principal executive officer) and Director
* Michael G. Lukas		Vice President (principal financial officer) and Director
* Thomas F. Bongiorno		Vice President and Controller (principal accounting officer)
*By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. William J. O’Shaughnessy, Jr. as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of New Jersey, on January 31, 2011.

O’QUINN MEDICAL PATHOLOGY ASSOCIATION, LLC

By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. Name: William J. O’Shaughnessy, Jr. Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 31, 2011 by the following persons in the capacities as indicated.

Signature		Title

* Joan E. Miller, Ph.D.		President (principal executive officer) and Director of AmeriPath, Inc., the sole member of O’Quinn Medical Pathology Association, LLC
* Michael G. Lukas		Vice President (principal financial officer) and Director of AmeriPath, Inc., the sole member of O’Quinn Medical Pathology Association, LLC
* Thomas F. Bongiorno		Vice President and Controller (principal accounting officer)
*By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. William J. O’Shaughnessy, Jr. as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of New Jersey, on January 31, 2011.

PCA OF DENVER, INC.

By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. Name: William J. O’Shaughnessy, Jr. Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 31, 2011 by the following persons in the capacities as indicated.

Signature		Title

* Joan E. Miller, Ph.D.		President (principal executive officer) and Director
* Michael G. Lukas		Vice President (principal financial officer) and Director
* Thomas F. Bongiorno		Vice President and Controller (principal accounting officer)
*By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. William J. O’Shaughnessy, Jr. as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of New Jersey, on January 31, 2011.

PCA OF NASHVILLE, INC.

By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. Name: William J. O’Shaughnessy, Jr. Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 31, 2011 by the following persons in the capacities as indicated.

Signature		Title

* Joan E. Miller, Ph.D.		President (principal executive officer) and Director
* Michael G. Lukas		Vice President (principal financial officer) and Director
* Thomas F. Bongiorno		Vice President and Controller (principal accounting officer)
*By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. William J. O’Shaughnessy, Jr. as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of New Jersey, on January 31, 2011.

PETER G. KLACSMANN, M.D., INC

By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. Name: William J. O’Shaughnessy, Jr. Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 31, 2011 by the following persons in the capacities as indicated.

Signature		Title

* Joan E. Miller, Ph.D.		President (principal executive officer) and Director
* Michael G. Lukas		Vice President (principal financial officer) and Director
* Thomas F. Bongiorno		Vice President and Controller (principal accounting officer)
*By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. William J. O’Shaughnessy, Jr. as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of New Jersey, on January 31, 2011.

REGIONAL PATHOLOGY CONSULTANTS, LLC

By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. Name: William J. O’Shaughnessy, Jr. Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 31, 2011 by the following persons in the capacities as indicated.

Signature		Title

* Joan E. Miller, Ph.D.		President (principal executive officer) and Director of Strigen, Inc., the sole member of Regional Pathology Consultants, LLC
* Michael G. Lukas		Vice President (principal financial officer) and Director of Strigen, Inc., the sole member of Regional Pathology Consultants, LLC
* Thomas F. Bongiorno		Vice President and Controller (principal accounting officer)
*By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. William J. O’Shaughnessy, Jr. as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of New Jersey, on January 31, 2011.

ROCKY MOUNTAIN PATHOLOGY, LLC

By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. Name: William J. O’Shaughnessy, Jr. Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 31, 2011 by the following persons in the capacities as indicated.

Signature		Title

* Joan E. Miller, Ph.D.		President (principal executive officer) and Director of Strigen, Inc., the sole member of Rocky Mountain Pathology, LLC
* Michael G. Lukas		Vice President (principal financial officer) and Director of Strigen, Inc., the sole member of Rocky Mountain Pathology, LLC
* Thomas F. Bongiorno		Vice President and Controller (principal accounting officer)
*By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. William J. O’Shaughnessy, Jr. as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of New Jersey, on January 31, 2011.

SHARON G. DASPIT, M.D., INC.

By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. Name: William J. O’Shaughnessy, Jr. Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 31, 2011 by the following persons in the capacities as indicated.

Signature		Title

* Joan E. Miller, Ph.D.		President (principal executive officer) and Director
* Michael G. Lukas		Vice President (principal financial officer) and Director
* Thomas F. Bongiorno		Vice President and Controller (principal accounting officer)
*By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. William J. O’Shaughnessy, Jr. as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of New Jersey, on January 31, 2011.

SHOALS PATHOLOGY ASSOCIATES, INC.

By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. Name: William J. O’Shaughnessy, Jr. Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 31, 2011 by the following persons in the capacities as indicated.

Signature		Title

* Joan E. Miller, Ph.D.		President (principal executive officer) and Director
* Michael G. Lukas		Vice President (principal financial officer) and Director
* Thomas F. Bongiorno		Vice President and Controller (principal accounting officer)
*By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. William J. O’Shaughnessy, Jr. as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of New Jersey, on January 31, 2011.

SPECIALTY LABORATORIES, INC.

By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. Name: William J. O’Shaughnessy, Jr. Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 31, 2011 by the following persons in the capacities as indicated.

Signature		Title

* Joan E. Miller, Ph.D.		President (principal executive officer) and Director
* Michael G. Lukas		Vice President (principal financial officer) and Director
* Thomas F. Bongiorno		Vice President and Controller (principal accounting officer)
*By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. William J. O’Shaughnessy, Jr. as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of New Jersey, on January 31, 2011.

STRIGEN, INC.

By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. Name: William J. O’Shaughnessy, Jr. Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 31, 2011 by the following persons in the capacities as indicated.

Signature		Title

* Joan E. Miller, Ph.D.		President (principal executive officer) and Director
* Michael G. Lukas		Vice President (principal financial officer) and Director
* Thomas F. Bongiorno		Vice President and Controller (principal accounting officer)
*By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. William J. O’Shaughnessy, Jr. as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of New Jersey, on January 31, 2011.

TID ACQUISITION CORP.

By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. Name: William J. O’Shaughnessy, Jr. Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 31, 2011 by the following persons in the capacities as indicated.

Signature		Title

* Joan E. Miller, Ph.D.		President (principal executive officer) and Director
* Michael G. Lukas		Vice President (principal financial officer) and Director
* Thomas F. Bongiorno		Vice President and Controller (principal accounting officer)
*By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. William J. O’Shaughnessy, Jr. as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of New Jersey, on January 31, 2011.

AMERIPATH GROUP HOLDINGS, INC.

By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. Name: William J. O’Shaughnessy, Jr. Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 31, 2011 by the following persons in the capacities as indicated.

Signature		Title

* Joan E. Miller, Ph.D.		President (principal executive officer) and Director
* Michael G. Lukas		Vice President (principal financial officer) and Director
* Thomas F. Bongiorno		Vice President and Controller (principal accounting officer)
*By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. William J. O’Shaughnessy, Jr. as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of New Jersey, on January 31, 2011.

AMERIPATH HOLDINGS, INC.

By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. Name: William J. O’Shaughnessy, Jr. Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 31, 2011 by the following persons in the capacities as indicated.

Signature		Title

* Joan E. Miller, Ph.D.		President (principal executive officer) and Director
* Michael G. Lukas		Vice President (principal financial officer) and Director
* Thomas F. Bongiorno		Vice President and Controller (principal accounting officer)
*By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. William J. O’Shaughnessy, Jr. as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of New Jersey, on January 31, 2011.

AMERIPATH INTERMEDIATE HOLDINGS, INC.

By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. Name: William J. O’Shaughnessy, Jr. Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 31, 2011 by the following persons in the capacities as indicated.

Signature		Title

* Joan E. Miller, Ph.D.		President (principal executive officer) and Director
* Michael G. Lukas		Vice President (principal financial officer) and Director
* Thomas F. Bongiorno		Vice President and Controller (principal accounting officer)
*By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. William J. O’Shaughnessy, Jr. as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of New Jersey, on January 31, 2011.

MEDPLUS, INC.

By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. Name: William J. O’Shaughnessy, Jr. Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 31, 2011 by the following persons in the capacities as indicated.

Signature		Title

* Surya N. Mohapatra, Ph.D.		President (principal executive officer)
* Michael G. Lukas		Vice President (principal financial officer) and Director
* Thomas F. Bongiorno		Vice President and Controller (principal accounting officer)
* Dermot V. Shorten		Director
*By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR. William J. O’Shaughnessy, Jr. as Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
*1.1	Form of Underwriting Agreement for Debt Securities.
*1.2	Form of Underwriting Agreement for Common Stock.
3.1

Restated Certificate of Incorporation of Quest Diagnostics Incorporated (filed as an Exhibit to the Company’s current report on Form 8-K (Date of Report: May 31, 2001) and incorporated herein by reference).

3.2

Certificate of Amendment to Restated Certificate of Incorporation of Quest Diagnostics Incorporated (filed as an Exhibit to the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2006 and incorporated herein by reference).

3.3	Amended and Restated By-Laws of Quest Diagnostics Incorporated (filed as an Exhibit to the Company’s current report on Form 8-K (Date of Report: October 7, 2010) and incorporated herein by reference).
4.1

Indenture dated as of June 27, 2001, among the Company, the Subsidiary Guarantors, and the Bank of New York (filed as an Exhibit to the Company’s current report on Form 8-K (Date of Report: June 27, 2001) and incorporated herein by reference).

4.2

First Supplemental Indenture, dated as of June 27, 2001, among the Company, the Subsidiary Guarantors, and the Bank of New York (filed as an Exhibit to the Company’s current report on Form 8-K (Date of Report: June 27, 2001) and incorporated herein by reference).

4.3

Second Supplemental Indenture, dated as of November 26, 2001, among the Company, the Subsidiary Guarantors, and the Bank of New York (filed as an Exhibit to the Company’s current report on Form 8-K (Date of Report: November 26, 2001) and incorporated herein by reference).

4.4

Third Supplemental Indenture, dated as of April 4, 2002, among the Company, the Additional Subsidiary Guarantors, and the Bank of New York (filed as an Exhibit to the Company’s current report on Form 8-K (Date of Report: April 1, 2002) and incorporated herein by reference).

4.5

Fourth Supplemental Indenture, dated as of March 19, 2003, among Unilab Corporation (f/k/a Quest Diagnostics Newco Incorporated), the Company, The Bank of New York, and the Subsidiary Guarantors (filed as an Exhibit to the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2003 and incorporated herein by reference).

4.6

Fifth Supplemental Indenture, dated as of April 16, 2004, among Unilab Acquisition Corporation (d/b/a FNA Clinics of America), the Company, The Bank of New York, and the Subsidiary Guarantors (filed as an Exhibit to the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2004 and incorporated herein by reference).

4.7

Sixth Supplemental Indenture, dated as of October 31, 2005, among the Company, The Bank of New York, and the Subsidiary Guarantors (filed as an Exhibit to the Company’s current report on Form 8-K (Date of Report: October 31, 2005) and incorporated herein by reference).

4.8

Seventh Supplement Indenture, dated as of November 21, 2005, among the Company, The Bank of New York, and the Subsidiary Guarantors (filed as an Exhibit to the Company’s current report on Form 8-K (Date of Report: November 21, 2005) and incorporated herein by reference).

4.9

Eighth Supplemental Indenture, dated as of July 31, 2006, among the Company, The Bank of New York and the Subsidiary Guarantors (filed as an Exhibit to the Company’s current report on Form 8-K (Date of Report: July 31, 2006) and incorporated herein by reference).

E-1

Exhibit Number	Description of Exhibit
4.10

Ninth Supplemental Indenture, dated as of September 30, 2006, among the Company, The Bank of New York and the Subsidiary Guarantors (filed as an Exhibit to the Company’s current report on Form 8-K (Date of Report: September 30, 2006) and incorporated herein by reference).

4.11

Tenth Supplemental Indenture, dated as of June 22, 2007, among the Company, The Bank of New York, and the Subsidiary Guarantors (filed as an Exhibit to the Company’s current report on Form 8-K (Date of Report: June 19, 2007) and incorporated herein by reference).

4.12

Eleventh Supplemental Indenture, dated as of June 22, 2007, among the Company, The Bank of New York, and the Additional Subsidiary Guarantors (filed as an Exhibit to the Company’s current report on Form 8-K (Date of Report: June 19, 2007) and incorporated herein by reference).

4.13

Twelfth Supplemental Indenture, dated as of June 25, 2007, among the Company, The Bank of New York, and the Additional Subsidiary Guarantors (filed as an Exhibit to the Company’s current report on Form 8-K (Date of Report: June 19, 2007) and incorporated herein by reference).

4.14

Thirteenth Supplemental Indenture dated as of November 17, 2009, among the Company, The Bank of New York, and the Subsidiary Guarantors (filed as an Exhibit to the Company’s current report on Form 8-K (Date of Report: November 17, 2009) and incorporated herein by reference).

††5.1	Opinion of Shearman & Sterling LLP relating to Debt Securities.
†5.2	Opinion of Shearman & Sterling LLP relating to Common Stock.
†12.1	Computation of Ratio of Earnings to Fixed Charges.
†23.1	Consent of Shearman & Sterling LLP (included in Exhibits 5.1 and 5.2).
†23.2	Consent of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm for Quest Diagnostics Incorporated.
††24.1	Powers of Attorney (included in signature pages).
††25.1	Form T-1 Statement of Eligibility of the Senior Indenture Trustee.

*	Executed versions of this document will, if applicable, be filed by current report on Form 8-K after the issuance of the securities to which they relate.

†	Filed herewith.

††	Previously filed.

E-2